Exhibit 25.1

Registration No. 333-213477
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________________________

FORM T-1

STATEMENT OF ELIGIBILITY
UNDER THE TRUST INDENTURE ACT OF 1939 OF A
CORPORATION DESIGNATED TO ACT AS TRUSTEE
_____________________________

X CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

WELLS FARGO BANK, NATIONAL ASSOCIATION
(Exact name of trustee as specified in its charter)

A National Banking Association	94-1347393
(Jurisdiction of incorporation or organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

101 North Phillips Avenue Sioux Falls, South Dakota	57104
(Address of principal executive offices)	(Zip code)

Wells Fargo & Company
Law Department, Trust Section
MAC N9305-175
Sixth Street and Marquette Avenue, 17th Floor
Minneapolis, Minnesota 55479
(612) 667-4608
(Name, address and telephone number of agent for service)
_______________________
DR PEPPER SNAPPLE GROUP, INC.
Certain co-registrants are identified in the "Table of Additional Registrants" listed on the next page.
(Exact name of registrant as specified in its charter)

Delaware	5301 Legacy Drive Plano, Texas 75024 (972) 673-7000	98-0517725
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)	(I.R.S. Employer)

Debt Securities
Guarantees of Debt Securities

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
234DP Aviation, LLC(1)	Delaware	27-1028433
A & W Concentrate Company(1)	Delaware	22-2483659
Americas Beverages Management GP(1)	Nevada	74-3218345
AmTrans, Inc.(2)	Illinois	36-2682881
Bai Brands LLC(5)	New Jersey	N/A
Berkeley Square US, Inc.(1)	Delaware	74-3257868
Beverages Delaware Inc.(1)	Delaware	51-0345374
DP Beverages Inc.(1)	Delaware	04-2492250
DPS Americas Beverages, LLC(1)	Delaware	N/A
DPS Beverages, Inc.(1)	Delaware	55-0883062
DPS Finance II, Inc.(1)	Delaware	30-0159342
DPS Holdings Inc.(1)	Delaware	06-1074905
Dr Pepper/Seven-Up Beverage Sales Company(1)	Texas	75-1554102
Dr Pepper/Seven Up Manufacturing Company(3)	Delaware	74-2690781
Dr Pepper/Seven Up, Inc.(1)	Delaware	75-2233365
High Ridge Investments US, Inc.(1)	Delaware	74-3257869
International Investments Management LLC(1)	Delaware	N/A
Mott's General Partnership(1)	Nevada	26-2092489
Mott's LLP(1)	Delaware	90-0237006
MSSI LLC(1)	Delaware	77-0667192
Nantucket Allserve, Inc.(1)	Massachusetts	04-3093808
Nuthatch Trading US, Inc.(1)	Delaware	42-1762066
Pacific Snapple Distributors, Inc.(1)	California	33-0390611
Royal Crown Company, Inc.(1)	Delaware	58-1316061
Snapple Beverage Corp.(1)	Delaware	04-3149065
Splash Transport, Inc.(4)	Delaware	26-2366378
The American Bottling Company(1)	Delaware	36-4223626
184 Innovations, Inc.(5)	Delaware	36-4800558
____________________________

(1)	Registrant's address is 5301 Legacy Drive, Plano, Texas 75024. Telephone: (972) 673-7000

(2)	Registrant's address is 400 North Wolf Road, Northlake, Illinois 60164. Telephone (708) 449-2600

(3)	Registrant's address is 8900 Page Avenue, St. Louis, Missouri 63114. Telephone (314) 426-8200

(4)	Registrant's address is 5430 West 81st Street, Indianapolis, Indiana 46268. Telephone (866) 573-3774

(5)	Registrant's address is 1800 East State St., Hamilton, NJ 08609. Telephone: 609-586-0500.

Item 1.    General Information. Furnish the following information as to the trustee:

(a)	Name and subject of each examining or supervising authority to which it is subject.

Comptroller of the Currency Treasury Department Washington, D.C.

Federal Deposit Insurance Corporation Washington, D.C.

Federal Reserve Bank of San Francisco San Francisco, California 94120

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

Item 2.	Affiliations with Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

None with respect to the trustee.

No responses are included for Items 3-14 of this Form T-1 because the obligor is not in default as provided under Item 13.

Item 15. Foreign Trustee.    Not applicable.

Item 16. List of Exhibits.	List below all exhibits filed as a part of this Statement of Eligibility.

Exhibit 1.	A copy of the Articles of Association of the trustee now in effect.*
Exhibit 2.	A copy of the Comptroller of the Currency Certificate of Corporate Existence for Wells Fargo Bank, National Association, dated January 14, 2015.**
Exhibit 3.	A copy of the Comptroller of the Currency Certification of Fiduciary Powers for Wells Fargo Bank, National Association, dated January 6, 2014.**
Exhibit 4.	Copy of By-laws of the trustee as now in effect.**
Exhibit 5.	Not applicable.
Exhibit 6.	The consent of the trustee required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

*	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit 25 to the Form S-4 dated December 30, 2005 of file number 333-130784.

**	Incorporated by reference to the exhibit of the same number to the trustee’s Form T-1 filed as exhibit to the Filing 305B2 dated March 13, 2015 of file number 333-190926.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wells Fargo Bank, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas and State of Texas on the 7th day of February, 2017.

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano Vice President

EXHIBIT 6

February 7, 2017

Securities and Exchange Commission
Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request thereof.

Very truly yours,

WELLS FARGO BANK, NATIONAL ASSOCIATION

Patrick T. Giordano Vice President

Exhibit 7
Consolidated Report of Condition of

Wells Fargo Bank National Association
of 101 North Phillips Avenue, Sioux Falls, SD 57104
And Foreign and Domestic Subsidiaries,
at the close of business September 30, 2016, filed in accordance with 12 U.S.C. §161 for National Banks.

		Dollar Amounts
		In Millions
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		$17,662
Interest-bearing balances		228,654
Securities:
Held-to-maturity securities		99,241
Available-for-sale securities		273,020
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices		76
Securities purchased under agreements to resell		22,123
Loans and lease financing receivables:
Loans and leases held for sale		22,444
Loans and leases, net of unearned income	919,725
LESS: Allowance for loan and lease losses	10,603
Loans and leases, net of unearned income and allowance		909,122
Trading Assets		46,588
Premises and fixed assets (including capitalized leases)		7,671
Other real estate owned		955
Investments in unconsolidated subsidiaries and associated companies		10,787
Direct and indirect investments in real estate ventures		—
Intangible assets
Goodwill		22,691
Other intangible assets		14,962
Other assets		64,823
Total assets		$1,740,819

LIABILITIES
Deposits:
In domestic offices		$1,167,424
Noninterest-bearing	375,955
Interest-bearing	791,469
In foreign offices, Edge and Agreement subsidiaries, and IBFs		154,137
Noninterest-bearing	1,032
Interest-bearing	153,105
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices		6,166
Securities sold under agreements to repurchase		20,719

Dollar Amounts
In Millions

Trading liabilities	25,666
Other borrowed money
(includes mortgage indebtedness and obligations under capitalized leases)	154,595
Subordinated notes and debentures	13,610
Other liabilities	38,863
Total liabilities	$1,581,180

EQUITY CAPITAL
Perpetual preferred stock and related surplus	$—
Common stock	519
Surplus (exclude all surplus related to preferred stock)	106,704
Retained earnings	47,765
Accumulated other comprehensive income	4,257
Other equity capital components	—
Total bank equity capital	159,245
Noncontrolling (minority) interests in consolidated subsidiaries	394
Total equity capital	159,639
Total liabilities, and equity capital	$1,740,819

I, John R. Shrewsberry, Sr. EVP & CFO of the above-named bank do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

John R. Shrewsberry
Sr. EVP & CFO

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

James Quigley	Directors
Enrique Hernandez, Jr
Timothy Sloan